UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2008

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	22-3802649 (IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey (Address of Principal Executive Offices)	08809-4000 (Zip Code)

Registrant’s telephone number, including area code: 908-730-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Chief Executive Officer

On November 4, 2008 (the “Effective Date”), Foster Wheeler Ltd. (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Raymond J. Milchovich, Chairman and Chief Executive Officer of the Company. The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference. A press release announcing the entry into the Employment Agreement is attached hereto as Exhibit 99.1 and in incorporated into this Item 5.02 by reference. The following summary is qualified in its entirety by reference to the attached Employment Agreement.

The Employment Agreement terminates upon the earlier of the third anniversary of the Effective Date or the occurrence of Mr. Milchovich’s death, physical or mental disability, notice of termination for cause, resignation for good reason, termination without cause, or voluntary resignation; provided, however, that upon the third anniversary of the Effective Date, and upon each anniversary thereafter, the term of Mr. Milchovich’s employment shall be automatically extended for one year unless either the Company or Mr. Milchovich gives written notice to the other at least 90 days prior thereto that the term of employment shall not be so extended. In the event Mr. Milchovich’s employment terminates as a result of the Company’s decision not to extend the term as described in the preceding sentence, the Company shall pay to Mr. Milchovich a lump sum cash payment equal to 200% of his annual base salary as of the date of termination.

Under the Employment Agreement, Mr. Milchovich serves as our Chief Executive Officer and we have agreed to use our best efforts to cause Mr. Milchovich to be elected to our Board of Directors and serve as Chairman. Mr. Milchovich is entitled to a base salary of $1,031,940, to be increased to $1,250,000 on January 1, 2009 and to thereafter be reviewed by us on each anniversary of the Effective Date or another appropriate date as may be agreed by the Company and Mr. Milchovich during the term of his employment.

Mr. Milchovich’s Employment Agreement provides for an annual short-term incentive compensation target of 100% of base salary (130% for fiscal years beginning after 2008) up to a maximum of 200% of base salary (260% for fiscal years beginning after 2008) based upon targeted business objectives as established by our Compensation Committee. Except in the event of a termination of Mr. Milchovich’s employment for cause, Mr. Milchovich’s annual bonus with respect to the fiscal year in which employment terminates shall be prorated at target for the actual number of days of his employment during such fiscal year.

The Employment Agreement provides that Mr. Milchovich is entitled to grants of restricted stock units with an economic value on the grant date (the “Grant Date”) of $7,753,125 and stock options with an economic value on the grant date of $7,753,125, with the grants to be made during the first open trading window for our executive officers subsequent to the effectiveness of the Employment Agreement. The number of units and options will be determined pursuant to a methodology approved by our Compensation Committee. One-third of the units and options will vest on each of the first, second and third anniversaries of the Effective Date, provided that Mr. Milchovich is still employed by us on such dates. The options will have a term of five years. Under the terms of the Employment Agreement, Mr. Milchovich shall not be eligible to receive any additional regular cycle equity grants under the Company’s long term incentive plan until after the third anniversary of the Grant Date.

Mr. Milchovich has agreed to keep confidential all information regarding us that he receives during the term of his employment. He also agreed that, until (i) the second anniversary of the termination of his employment if the Company terminates his employment without cause or if he terminates his employment with good reason and (ii) the first anniversary of the termination of his employment if his employment is terminated for any other reason, he will not, directly or indirectly, provide services to certain of our competitors. He has also agreed that, during the periods described in the preceding sentence, he will not call upon any person who is or that is engaged in activity on behalf of the Company for the purpose or with the intent of enticing such person to cease such activity.

In the event of any termination of Mr. Milchovich’s employment or the non-renewal of the Employment Agreement, he will be entitled to receive the following amounts: (i) annual base salary earned through the date of termination, (ii) except in the case of a termination for cause, the balance of any earned but as yet unpaid annual short-term incentive compensation, (iii) accrued but unpaid vacation pay, (iv) any vested but not forfeited benefits to the date of termination under our employee benefit plans, (v) the vested portion of the equity awards described above and the equity awards granted to Mr. Milchovich in 2006, and (vi) continuation of certain employee benefits pursuant to the terms of our employee benefit plans.

In the event of termination of employment by us without cause, or by Mr. Milchovich for good reason, we will provide to Mr. Milchovich, in addition to the payments specified in the preceding paragraph, (i) a lump sum payment in an amount representing 200% of his annual base salary at the rate in effect on the date of termination, (ii) a lump sum payment in an amount equal to 200% of his annual short-term incentive compensation at target, (iii) two years of continued health and welfare benefit plan coverage following the date of termination in any plan in which he participated on the date of termination, (iv) full vesting of all stock options, restricted stock and restricted stock units held by him, and (v) career transition services for a period of twelve months following such termination.

If, within thirteen months of a “change of control,” as defined in the Employment Agreement (the “Change of Control Period”), we terminate Mr. Milchovich’s employment other than for cause or disability, or if Mr. Milchovich terminates employment for “good reason,” as defined in the agreement (to include, among other things, Mr. Milchovich’s termination of his employment for any reason within the thirty-day period commencing on the first anniversary of the change of control), Mr. Milchovich will be entitled to receive: (i) a lump sum cash payment equal to the sum of 300% of his annual base salary through the date of termination and 300% of his annual bonus at target, (ii) three years of continued health and welfare benefit plan coverage following the date of termination in any plan in which he participated on the date of termination, (iii) full vesting of all stock options, restricted stock and restricted stock units held by him, and (iv) career transition services for a period of twelve months following such termination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of November 4, 2008, between Foster Wheeler Ltd. and Raymond J. Milchovich.

99.1	Press release, dated November 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

	By:	/s/ Peter J. Ganz
DATE: November 5, 2008		Peter J. Ganz Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of November 4, 2008, between Foster Wheeler Ltd. and Raymond J. Milchovich.

99.1	Press release, dated November 5, 2008.